BOK FINANCIAL CORPORATION

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                              Banking Subsidiaries
                     Bank of Oklahoma, National Association
                     Bank of Arkansas, National Association
                       Bank of Texas, National Association
                    Bank of Albuquerque, National Association
                           Canyon Creek National Bank
                            Mid-Cities National Bank
                             Swiss Avenue State Bank

                 Other subsidiaries of BOK Financial Corporation
                        BOK Capital Services Corporation
                          BOK Plaza Holding Corporation
                                   BOSC, Inc.
                           Chaparral Bancshares, Inc.
                            Chaparral Delaware, Inc.
                     First of Muskogee Insurance Corporation
                         Merger Corporation Number Seven
                          Park Cities Bancshares, Inc.
                             Park Cities Corporation
             Sabre 1996 Partnership, an Oklahoma Limited Partnership

                     Subsidiaries of Bank of Oklahoma, N.A.
                          Affiliated BancServices, Inc.
                      Affiliated Financial Holding Company
                   Affiliated Financial Insurance Agency, Inc.
                   Affiliated Financial Life Insurance Company
                      BancOklahoma Agri-Service Corporation
                        BancOklahoma Mortgage Corporation
                         BOK Auto Receivable Corporation
                               BOK Delaware, Inc.
                              BOK Real Estate Trust
                              CVV Management, Inc.
                CVV Partnership, an Oklahoma General Partnership
                        Cottonwood Valley Ventures, Inc.
                            Investment Concepts, Inc.
                           Pacesetter Leasing Company
                             Southwest Trust Company
                           115 East Fifth Corporation

                       Subsidiaries of Bank of Texas, N.A.
                Bank of Texas Trust Company, National Association

  All subsidiaries are incorporated in Oklahoma, with the exception of Bank of Oklahoma, National Association, Bank of Arkansas, National Association, Bank
      of Texas, National Association, Bank of Texas Trust Company, National Association, Bank of Albuquerque, National Association, Mid-Cities National
  Bank, and Canyon Creek National Bank which are chartered by the United States of America; Affiliated Financial Life Insurance Company, which is incorporated in Arizona; Chaparral Bancshares, Inc., Park Cities Bancshares,
       Inc., Swiss Avenue State Bank, and BOK Real Estate Trust, which are incorporated in Texas; BOK Delaware, Inc. and Chaparral
          Delaware which are incorporated in Delaware; and Park Cities
                  Corporation, which is incorporated in Nevada.